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                                                                   Exhibit 10.27

                        Diamond Triumph Auto Glass, Inc.
                               220 Division Street
                        Kingston, Pennsylvania 18704-2796

                             As of October 21, 2004


Mr. Richard Rutta
626 Taylor Avenue
Scranton, Pennsylvania 18510


Dear Richard:

         This Letter Agreement sets forth the understanding between you and Diamond Triumph Auto Glass, Inc., a Delaware corporation (the "Company"), regarding your resignation as an officer and director of the Company.

         1. Resignation. Your last day of active employment with the Company was October 21, 2004 (the "Resignation Date"). As of the Resignation Date, you ceased to be Co-Chairman of the board of directors of the Company, and you ceased to be an employee, officer, or director of the Company or any of its subsidiaries. Your termination of employment will be considered a termination by reason for your resignation, pursuant to Section 11.2 of your Employment Agreement with the Company, dated as of November 17, 2003 (the "Employment Agreement")).

         2. Compensation. You shall receive your accrued, but unpaid base salary (less any applicable withholding of any amounts required by Federal, state of local law) through the Resignation Date.

         3. Restrictive Covenants. You and the Company acknowledge and agree that you will be subject (a) to continued compliance for five (5) years after the Resignation Date with the non-competition and non-solicitation covenants set forth in Sections 7 and 8 of the Employment Agreement and (b) to continued compliance after the Resignation Date with the confidentiality covenant set forth in Section 9 of the Employment Agreement. You and the Company acknowledge and agree that the non-competition and non-solicitation covenants set forth in Sections 7 and 8 of the Employment Agreement are reasonable and that the payments and benefits that you received under the Employment Agreement constitute good and sufficient consideration for such non-competition and non-solicitation covenants.

         4. Non-Disparagement. You agree not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates (including, without limitation, Leonard Green & Partners, L.P. or any of its investors, employees or affiliates), either orally or in writing, at any time.

         5. Non-Disclosure. You agree not to disclose the terms or existence of this Letter Agreement and the Waiver and Release of Claims annexed hereto as Exhibit A (the "Waiver") to any person, agency, institution, company, or other entity unless the Company agrees to such disclosure in advance and in writing, provided that you may, without such permission (a) disclose that you resigned your employment and make such disclosures as are required by law, including disclosures to taxing agencies, and disclose the terms of this agreement to your spouse and immediate family members, attorney(s), accountant(s), tax advisor(s), and other professional service provider(s), as reasonably necessary, and (b) disclose the terms and existence of the covenants referenced in Sections 3 and 4 hereof to prospective future employers; provided in each case that you instruct such person(s) that the terms of this Letter Agreement and the Waiver are strictly confidential and are not to be revealed to anyone else except as required by law.

         6. Waiver. You and the Company agree to sign and be bound by the Waiver, which shall be considered an integral part of this Letter Agreement.


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         7. Entire Agreement. This Letter Agreement, the Waiver and the Purchase
Agreement dated as of October 21, 2004 between yourself and Kenneth Levine (the "Purchase Agreement") constitute the entire understanding between you and the Company regarding your resignation of employment with, or otherwise from, the Company and shall supersede any and all prior agreements with respect thereto; provided, however, that Section 10 of the Employment Agreement will remain in full force and effect. You acknowledge and agree that the payments and benefits set forth in this Letter Agreement shall constitute the only payments and benefits that you will be entitled to receive from the Company, its stockholders, its predecessors or its affiliates in connection with your termination of employment or otherwise. For the avoidance of doubt, nothing in the preceding sentence shall prohibit you from selling shares of the Company common stock to Kenneth Levine pursuant to the Purchase Agreement.


                                   [signature page follows]



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         Please indicate your acceptance of the terms and provisions of this
Letter Agreement and the Waiver by signing both copies of this Letter Agreement and the Waiver and returning one copy of each to me. The other copy of each is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it be final and legally binding on you and the Company. This Letter Agreement shall be governed and construed under the internal laws of the State of New York and may be executed in several counterparts.


                                      Very truly yours,


                                      DIAMOND TRIUMPH AUTO GLASS, INC.


                                      /s/ Kenneth Levine
                                      ----------------------
                                      By: Kenneth Levine
                                      Title: Co-Chairman


Agreed, Acknowledged and Accepted:


/s/ Richard Rutta
-----------------
Richard Rutta


Date: December 1, 2004


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                                                                       EXHIBIT A


                          WAIVER AND RELEASE OF CLAIMS

         In exchange for the payments and benefits described in the attached Letter Agreement, dated as of October 21, 2004 (the "Letter Agreement"), Richard Rutta ("Rutta") and Diamond Triumph Auto Glass, Inc. (the "Company") freely and voluntarily agree to enter into and be bound by this Waiver and Release of Claims ("Waiver"):

         1. Rutta acknowledges that his employment with the Company and all subsidiaries and affiliates thereof, terminated on October 21, 2004 (the "Termination Date"). Rutta further acknowledges that the Company delivered this Waiver to him on November 16, 2004.

         2. Rutta agrees for himself, his spouse and children, his heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, hereby forever to release, discharge, and covenant not to sue the Company, the Company's past, present, or future parent, affiliated, related, and/or subsidiary entities, and all of their past and present directors, shareholders, officers, general or limited partners, employees, agents, and attorneys, and agents and representatives of such entities, and employee benefit plans in which Rutta is or has been a participant by virtue of his employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which Rutta has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the Termination Date (or, with respect to claims of disparagement, arising or occurring on or prior to the date this Waiver is executed), arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever, (a) his employment with the Company or the termination thereof or (b) his status at any time as a holder of any securities of the Company, and any and all claims arising under federal, state, or local laws relating to employment, or securities, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Rehabilitation Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Securities Act of 1933, the Securities Exchange Act of 1934 and similar state or local statutes, ordinances and regulations, provided, however, notwithstanding anything to the contrary set forth herein, that the release set forth in this Section 2 shall not extend to (x) [benefit claims under employee pension benefit plans in which Rutta is a participant by virtue of his employment with the Company or to] benefit claims under employee welfare benefit plans for


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occurrences (e.g., medical care, death, or onset of disability) arising after the execution of this Waiver by Rutta , and (y) any obligation assumed under this Waiver by any party hereto.

         3. In consideration of the terms and conditions in the attached Letter Agreement, the Company, the Company's past, present, or future parent, affiliated, related and/or subsidiary entities, and all of their past and present directors, shareholders, officers, general or limited partners, employees, agents, and attorneys, and agents and representatives of such entities hereby release and forever discharge Rutta, his heirs, administrators, and assigns from any and all federal and/or state law claims, administrative proceedings, actions, causes of action, charges, grievances, debts, expenses, sums of money, accounts, claims of benefits and claims and demands of any kind or description whatsoever, whether at law or in equity, known or unknown, arising or occurring on or prior to the Termination Date, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever, (a) his employment with the Company or the termination thereof or
(b) his status at any time as a holder of any securities of the Company.

         4. Rutta understands and agrees that this Waiver will be binding on him and his heirs, administrators and assigns. Rutta acknowledges that he has not assigned any claims or filed or initiated any legal proceedings against any of the Releasees.

         5. Except as may be required by law, Rutta agrees that he will not disclose the existence or terms of this Waiver to anyone except his accountant, attorney or spouse, each of whom shall also be bound by this confidentiality provision.

         6. Rutta understands that this Waiver includes a release of claims arising under the Age Discrimination of Employment Act. Rutta understands and warrants that he has been given twenty-one (21) days to review and consider whether to sign this Waiver. The Company hereby advises Rutta of his right to consult with an attorney before signing the Waiver, and Rutta acknowledges and warrants that he has had an opportunity to consult with an attorney and has either held such consultation or has determined not to consult with an attorney. Rutta understands that he may revoke his acceptance of this Waiver by delivering notice of his revocation to the Chief Financial Officer of the Company within seven (7) days of the day he signs the Waiver. If Rutta does not revoke his acceptance of this Waiver within seven days of the day he signs it, it will be legally binding and enforceable.

         7. Rutta and the Company acknowledge and agree that if any provision of this Waiver is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver shall continue in full force and effect.

         8. This Waiver is deemed made and entered into in the State of New York, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of New York, to the extent not preempted by federal law.

                                    * * * * *


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         Rutta and the Company acknowledge and agree that they have carefully read and fully understand all of the provisions of this Waiver and that Rutta and the Company voluntarily enter into this Waiver by signing below. Upon execution, Rutta agrees to deliver a signed copy of this Waiver to the Chief Financial Officer of the Company.

                                      /s/ Richard Rutta
                                      --------------------------------
                                      Richard Rutta

                                      Date: December 1, 2004



                                      DIAMOND TRIUMPH AUTO GLASS, INC.


                                      /s/ Kenneth Levine
                                      --------------------------------
                                      By: Kenneth Levine
                                      Title: Co-Chairman

                                      Date: December 1, 2004


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